Exhibit 10.6.c

Mr. David Nakles
The RETEC Group, Inc.
One Monroeville Center, Suite 1015
Monroeville, PA  15146

The RETEC Group, Inc.
300 Baker Avenue
Concord, MA  01742
Attn:  President

Re: Term Extension to that Certain Amended and Restated Master

Environmental Management Services Agreement Between

Atlanta Gas Light Company and The Retec Group, Inc. (“Retec”)

Dated July 25, 2002 (the “Amended Agreement”) and the 2005 Modified Agreement Dated February 1, 2005

Dear Gentlemen:

Atlanta Gas Light Company (“AGLC”)  hereby proposes to extend the Term of the 2005  Modified Agreement.   The 2005 Modified Agreement  modififed the Term of  Services associated with the operation, monitoring, and maintenance of groundwater to terminate as of June 30, 2005.  This Term Extension changes the termination date for such Services from June 30, 2005 to August 31, 2005.

I. Section 1 Term is hereby amended by deleting June 30, 2005 and replacing it with August 31, 2005.   The last provision in Section 1 now reads:

“Notwithstanding the above termination date, all work to be performed by Retec under the 2005 Modified Agreement for the Sites listed on Amended Exhibit 2 of the Amended Agreement that is associated with or in connection to groundwater monitoring, groundwater analysis, groundwater treatment systems, groundwater collection systems, including all Administrative and General, and Technical, as those terms are used in Amended Exhibit A of the 2005 Modified Agreement, which is identical to Exhibit A of the Amended Agreement, shall terminate on August 31, 2005.”

Except as otherwise provided herein, all defined terms shall have the meanings provided in the Amended Agreement.  Except as modified herein, all terms, conditions, responsibilities, and obligations of the Parties set forth in the Amended Agreement shall remain in full force and effect.

If you are in agreement with the proposed Term Extension set forth above, please so signify by signing on behalf of Retec in the space provided below.  If you are in agreement, the effective date of the modifications will be August 1, 2005

                                                                                    Sincerely,

                                                                                    Atlanta Gas Light Company

                                                                                    By:  /s/ Jeffrey P. Brown

                                                                                    Title:   Vice President

Agreed and Accepted

The Retec Group, Inc.

By:  Michael D. Knupp

Title:     President